                                                                    EXHIBIT 99.1


                                CERTIFICATION OF
                            CHIEF EXECUTIVE OFFICER
                          OF GROUP 1 AUTOMOTIVE, INC.
                       PURSUANT TO 18 U.S.C. Section 1350


     I, B.B. Hollingsworth, Jr., Chief Executive Officer of Group 1 Automotive, Inc. (the "Company"), hereby certify, to the best of my knowledge, that the accompanying report on Form 10-Q for the quarterly period ending June 30, 2002, and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section.

     I further certify, to the best of my knowledge, that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                                     /s/ B.B. Hollingsworth, Jr.
                                                     ---------------------------
                                                         B.B. Hollingsworth, Jr.
                                                                 August 13, 2002